Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports solid first quarter earnings

•	First quarter 2016 revenue grew four percent organically to $847 million from the prior year

•	First quarter 2016 adjusted earnings per share (EPS) were $0.35, an increase of six percent versus first quarter 2015 results, and up nine percent excluding acquisitions; GAAP EPS were $0.37

•	Adjusted operating margin for the first quarter expanded to 10.9 percent, an increase of 10 basis points, and up 40 basis points excluding acquisitions; GAAP operating margin declined 60 basis points to 9.3 percent

•	Xylem raises full-year outlook of adjusted EPS to a range of $1.98 to $2.08 to reflect interest savings from debt refinancing

RYE BROOK, N.Y., May 3, 2016 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2016 net income of $66 million, or $0.37 per share. Excluding restructuring and realignment charges and other special items, adjusted net income was $62 million or $0.35 per share, an increase of two cents or six percent from the comparable period in 2015. First quarter revenue was $847 million, up four percent on an organic basis, reflecting strength in the U.S. public utility and commercial building markets and growth across all key regions. Excluding restructuring and realignment charges and other special items, first quarter adjusted operating margin improved 10 basis points, driven by continued improvement in operating efficiencies. Excluding the impact of acquisitions, adjusted operating margin expanded 40 basis points in the quarter.

“We are off to a solid start in 2016 as our teams’ strong project execution helped accelerate our performance in mixed market conditions,” said Patrick Decker, President and Chief Executive Officer of Xylem. “Our top-line growth in the quarter reflects the benefits of our diversified end-market exposure. We are pleased with the continuing strength we see in the global public utility market, up 12 percent in the quarter, and we believe this market in the U.S. is in the early stages of a long-term recovery. In the industrial end market, we were able to offset ongoing headwinds from the oil and gas and mining sectors to bring our total industrial results to flat. And our teams delivered double-digit revenue growth in India and the Middle East, driving two-percent top-line growth in our Emerging Markets.”

Decker continued, “The fundamentals of our core business continue to improve and we are realizing the benefits of our cost savings and productivity initiatives across our businesses, enabling us to invest more in our strategic growth initiatives to drive greater shareholder value.”

Full-year 2016 Outlook

Xylem reaffirmed its forecast of full-year 2016 revenue of approximately $3.7 billion, including approximately one-percent growth from completed acquisitions and the unfavorable impacts of foreign exchange. On an organic basis, Xylem’s revenue growth is anticipated to be in the range of two to four percent.

The Company also reaffirmed its full-year 2016 adjusted operating income projection of $493 to $515 million. Full-year 2016 adjusted EPS are now expected to be in the range of $1.98 to $2.08, reflecting the interest savings from the Company’s recent refinancing of its 3.55% senior notes. This range represents growth of nine to 15 percent, excluding foreign exchange translation. The Company’s adjusted earnings outlook continues to exclude projected restructuring and realignment costs of approximately $25 million for the year.

First Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	First quarter 2016 Water Infrastructure revenue was $514 million, up 6 percent organically from 2015. This growth was driven by strength in the public utility end market across all major regions, particularly in the U.S. where the Company achieved share gains as well.

•	First quarter adjusted segment operating income, which excludes restructuring and realignment charges as well as initial acquisition costs, was $62 million versus $53 million in the prior year period. Adjusted operating margin for the quarter expanded 150 basis points to 12.1 percent, primarily driven by the impact of cost savings from global procurement, productivity gains and volume leverage, which more than offset cost inflation.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial and agricultural applications.

•	First quarter 2016 Applied Water segment revenue grew one percent organically to $333 million. The increase was driven by strength in Europe and the Middle East, partially offset by slower sales in the U.S.

•	First quarter adjusted segment operating income, which excludes restructuring and realignment charges, was $42 million, down from $47 million in the comparable prior year period. Adjusted operating margin for the quarter decreased 130 basis points to 12.6 percent. This decline was due to the timing of investments and unfavorable mix, which more than offset cost savings from global procurement and productivity gains, net of inflation.

Supplemental information on Xylem’s first quarter earnings and reconciliations for non-GAAP items are posted at http://investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2015 revenue of $3.7 billion and more than 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index, North America for the last four years for advancing sustainable business practices and solutions worldwide, and the Company has satisfied the requirements to be a constituent of the FTSE4Good Index Series each year since 2013.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results – are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

For the three months ended March 31,	2016	2015
Revenue	$847	$837
Cost of revenue	518	522

Gross profit	329	315
Selling, general and administrative expenses	219	206
Research and development expenses	25	23
Restructuring charges	6	3

Operating income	79	83
Interest expense	14	14
Other non-operating (expense), net	—	(1)
Gain from sale of businesses	—	9

Income before taxes	65	77
Income tax (benefit) expense	(1)	13

Net income	$66	$64

Earnings per share:
Basic	$0.37	$0.35
Diluted	$0.37	$0.35
Weighted average number of shares:
Basic	178.6	182.1
Diluted	179.3	183.1
Dividends declared per share	$0.1549	$0.1408

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,193	$680
Receivables, less allowances for discounts and doubtful accounts of $24 and $33 in 2016 and 2015, respectively	752	749
Inventories	482	433
Prepaid and other current assets	148	143

Total current assets	2,575	2,005
Property, plant and equipment, net	446	439
Goodwill	1,632	1,584
Other intangible assets, net	464	435
Other non-current assets	187	194

Total assets	$5,304	$4,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$332	$338
Accrued and other current liabilities	380	407
Short-term borrowings and current maturities of long-term debt	720	78

Total current liabilities	1,432	823
Long-term debt	1,153	1,196
Accrued postretirement benefits	340	335
Deferred income tax liabilities	106	118
Other non-current accrued liabilities	114	101

Total liabilities	3,145	2,573

Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 190.8 shares and 190.2 shares in 2016 and 2015, respectively	2	2
Capital in excess of par value	1,848	1,834
Retained earnings	923	885
Treasury stock – at cost 11.9 shares and 11.8 shares in 2016 and 2015, respectively	(402)	(399)
Accumulated other comprehensive loss	(212)	(238)

Total stockholders’ equity	2,159	2,084

Total liabilities and stockholders’ equity	$5,304	$4,657

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the three months ended March 31,	2016	2015
Operating Activities
Net income	$66	$64
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20	24
Amortization	12	11
Share-based compensation	5	4
Restructuring charges	6	3
Gain from sale of businesses	—	(9)
Other, net	1	1
Payments for restructuring	(2)	(6)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	22	4
Changes in inventories	(31)	(33)
Changes in accounts payable	(1)	4
Other, net	(57)	(28)

Net Cash – Operating activities	41	39

Investing Activities
Capital expenditures	(37)	(37)
Acquisition of business, net of cash acquired	(70)	—
Proceeds from sale of businesses	—	1
Other, net	2	—

Net Cash – Investing activities	(105)	(36)

Financing Activities
Short-term debt issued	40	—
Long-term debt issued	540	—
Repurchase of common stock	(3)	(53)
Proceeds from exercise of employee stock options	8	6
Dividends paid	(28)	(26)
Other, net	2	2

Net Cash – Financing activities	559	(71)

Effect of exchange rate changes on cash	18	(41)

Net change in cash and cash equivalents	513	(109)
Cash and cash equivalents at beginning of year	680	663

Cash and cash equivalents at end of period	$1,193	$554

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$25	$11
Income taxes (net of refunds received)	$15	$8

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, gain on sale of business and special charges.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operating income and earnings per share, adjusted to exclude restructuring and realignment costs, gain on sale of businesses, special charges and tax-related special items, as applicable.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges” defined as costs incurred by the Company, such as initial acquisition related costs, costs incurred for the contractual indemnification of tax obligations to ITT and other special non-operating items.

“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Orders

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2016 v. 2015	% Change 2016 v. 2015	Acquisitions / Divestitures	FX Contribution	Change Adj. 2016 v. 2015	% Change Adj. 2016 v. 2015
	2016	2015
Quarter Ended March 31

Xylem Inc.	888	915	(27)	-3%	(5)	31	(1)	0%	0%

Water Infrastructure	534	562	(28)	-5%	(5)	24	(9)	-2%	-1%
Applied Water	354	353	1	0%	—	7	8	2%	2%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
	Revenue	(A) Revenue	(B) Change 2016 v. 2015	% Change 2016 v. 2015	(C) Acquisitions / Divestitures	(D) FX Contribution	(E) = B+C+D Change Adj. 2016 v. 2015	(F) = E/A % Change Adj. 2016 v. 2015	(G) = (E - C) / A
	2016	2015
Quarter Ended March 31

Xylem Inc.	847	837	10	1%	(6)	27	31	4%	4%

Water Infrastructure	514	500	14	3%	(6)	21	29	6%	7%
Applied Water	333	337	(4)	-1%	—	6	2	1%	1%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1
	2016	2015
Total Revenue
• Total Xylem	847	837
• Water Infrastructure	514	500
• Applied Water	333	337

Operating Income
• Total Xylem	79	83
• Water Infrastructure	54	47
• Applied Water	39	46
• Total Segments	93	93

Operating Margin
• Total Xylem	9.3%	9.9%
• Water Infrastructure	10.5%	9.4%
• Applied Water	11.7%	13.6%
• Total Segments	11.0%	11.1%

Special Charges
• Total Xylem	4	1
• Water Infrastructure	4	1
• Applied Water	—	—
• Total Segments	4	1

Restructuring & Realignment Costs
• Total Xylem	9	6
• Water Infrastructure	4	5
• Applied Water	3	1
• Total Segments	7	6

Adjusted Operating Income*
• Total Xylem	92	90
• Water Infrastructure	62	53
• Applied Water	42	47
• Total Segments	104	100

Adjusted Operating Margin*
• Total Xylem	10.9%	10.8%
• Water Infrastructure	12.1%	10.6%
• Applied Water	12.6%	13.9%
• Total Segments	12.3%	11.9%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q1 2015				Q1 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	837			837	847			847
Operating Income	83	7	a	90	79	13	a	92
Operating Margin	9.9%			10.8%	9.3%			10.9%
Interest Expense	(14)			(14)	(14)			(14)
Other Non-Operating Income (Expense)	(1)	1	b	—	—			—
Gain from sale of business	9	(9)		—	—			—

Income before Taxes	77	(1)		76	65	13		78
Provision for Income Taxes	(13)	(3)	c	(16)	1	(17)	c	(16)

Net Income	64	(4)		60	66	(4)		62

Diluted Shares	183.1			183.1	179.3			179.3
Diluted EPS	$0.35	$(0.02)		$0.33	$0.37	$(0.02)		$0.35

a	Restructuring & realignment costs and special charges
b	Special charges
c	Net tax impact of restructuring & realignment costs and special charges, and tax-related special items

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Q1
	2016	2015
Net Cash - Operating Activities	$41	$39

Capital Expenditures	(37)	(37)

Free Cash Flow	$4	$2

Net Income	66	64

Gain from sale of businesses	—	9

Net Income, excluding gain on sale of businesses	$66	$55

Free Cash Flow Conversion	6%	4%